Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 16, 2004, January 4, 2005 and May 2, 2005, regarding the financial statements of Operational Research Consultants, Inc., which appears in WidePoint Corporation’s Current Report on Form 8-K, dated October 25, 2004, as amended.

/s/ Earl Edwards, CPA

Earl Edwards, CPA

Virginia Beach, Virginia
May 9, 2005